Exhibit 99.2

1Q 2016 Earnings Call Presentation

2 These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks. uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. including general economic and business conditions. conditions affecting the industries served by the Company and its subsidiaries. conditions affecting the Company’s customers and suppliers. competitor responses to the Company’s products and services. the overall market acceptance of such products and services. the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans. estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Forward-looking Statement Disclosure

3 Benefits of restructuring and other productivity Improvements drive improved earnings despite lower revenues Revenues down 11%; 27% of the decline was foreign currency translation. Operating income rose 8% including $1.1 million negative foreign exchange impact. Operating income was 10.5% of net sales, compared with 8.6% in 2015. Diluted earnings per share increased 13% to $1.45 over $1.28 in 2015. Free cash flows for the quarter and year totaled $66.5 million and the cash balance was $388 million. Repurchased 154,000 shares. $169 million remaining on the current authorization. Re-affirming annual guidance EPS up 12-15% from 2015 adjusted EPS of $5.63. First Quarter Highlights

4 Dollars in millions except per share amounts 2015 2016 Percent Change Engineered Support Structures $178.9 $177.0 (0.5%) Utility Support Structures 176.3 144.5 (18.0% Coatings 74.3 68.5 (7.8%) Energy & Mining 88.1 72.4 (17.7%) Irrigation 174.6 158.5 (9.2%) Other 2.2 - Intersegment Sales (23.0) (24.4) Net Sales $607.4 $596.6 (11.0%) Operating Income $57.7 $62.4 8.1% Net Income $30.7 $33.0 7.2% Diluted Earnings Per Share $1.28 $1.45 13.3% Financial Highlights

5 Dollars in millions Operating Income 1Q 2015 Operating Income 1Q 2016 Increase /Decrease Operating Income Percent 1Q 2015 Operating Income Percent 1Q 2016 Engineered Support Structures $9.5 $14.2 48.6% 5.3% 7.9% Utility Support Structures 15.4 14.8 (3.8%) 8.7% 10.2% Coatings 11.0 11.4 3.8% 14.8% 16.6% Energy &Mining 4.4 1.9 (52.7%) 5.0% 2.9% Irrigation $30.2 28.8 (4.4%) 17.3% 18.2% Other (1.1) - Corporate (11.5) (8.8) Consolidated Operating Income $57.7 $62.4 8.1% 8.6% 10.5% Financial Highlights Operating Income

6 Engineered Support Structures 2015 Revenue $170.8 Volume 6.7 Pricing/Mix (5.9) Acquisitions - Currency Translation (5.6) 2016 Revenue $166.0 North America Lighting and Traffic revenue stable Major European project sale last year did not repeat Asia Pacific benefitting from 4G wireless buildout in China and Australia India, while small, improving year over year $ in millions Sales Net of Intercompany Activity $177.9 $177.0 $- $50 $100 $150 $200 Revenue 2015 2016 $9.5 $14.2 $- $5 $10 $15 Operating Income 2015 2016

7 Utility Support Structures 2015 Revenue $176.1 Volume (16.5) Pricing/Mix (15.3) Acquisitions - Currency Translation - 2016 Revenue $144.3 Unfavorable mix comparisons to last year in terms of structure size More bid market work than last year Lower steel costs contributed significantly to decreased revenue Pricing firming Lead times extending $ in millions Sales Net of Intercompany Activity $176.3 $144.5 $- $50 $100 $150 $200 Revenue 2015 2016 $15.4 $14.8 $- $5 $10 $15 $20 Operating Income 2015 2016

8 Coatings 2015 Revenue $61.8 Volume (1.4) Pricing/Mix (1.1) Acquisitions 1.9 Currency Translation (2.4) 2016 Revenue $58.8 Less internal utility and irrigation volumes Australia volumes below last year Lower zinc costs this quarter Construction on new Texas plant on schedule $ in millions Sales Net of Intercompany Activity $74.4 $68.6 $- $20 $40 $60 $80 Revenue 2015 2016 $11.0 $11.4 $- $5 $10 $15 Operating Income 2015 2016

9 Energy and Mining 2015 Revenue $88.1 Volume (9.1) Pricing/Mix (2.2) Acquisitions - Currency Translation (5.9) 2016 Revenue $70.8 Volume challenged in all markets due to energy and mining weakness Structures and rotor housing orders for offshore wind energy strong Growing access systems sales in civil and architectural markets Pricing in grinding media mostly driven by steel costs $ in millions Sales Net of Intercompany Activity $88.1 $72.4 $- $20 $40 $60 $80 $100 Revenue 2015 2016 $4.4 $2.1 $- $1 $2 $3 $4 $5 Operating Income 2015 2016

10 Irrigation 2015 Revenue $172.8 Volume (9.6) Pricing/Mix (0.5) Acquisitions - Currency Translation (6.0) 2016 Revenue $156.7 US Net Farm Income down 37% to $56.4 billion, below 10 year average Solid capacity and operational management International markets benefit from diversification and projects Industry pricing discipline in North America did not unravel $ in millions Sales Net of Intercompany Activity $174.6 $158.5 $150 $160 $170 $180 Revenue 2015 2016 $30.2 $28.8 $- $10 $20 $30 $40 Operating Income 2015 2016

11 2015 2016 Change Net Income $31.5 $34.2 $2.7 Deprec/Amort 23.9 20.6 (3.3) Working Capital Reduction 4.7 16.4 11.7 Other (4.6) 9.3 14.9 Operating CF 55.5 80.5 25.0 CapEx (16.6) (14.0) 2.6 Free Cash Flow $38.9 $66.5 $27.5 Free Cash Flow – Improved Over 2015 and > Net Income No pension plan contribution in 2016 ($15.7mm in 2015) CapEx for 2016 expected to be $70mm Dollars in Millions

1Q 2016 Actual Credit Rating 12 Balance Sheet – 1Q 2016 Goal: Maintain Investment-grade rating; Keep Debt/EBITDA from 1.5 to 2.5x Free Cash Flow $66.5M Q1 Cash At 03/31 $388M ($307 Ex. US) Total Debt $760M Debt/Adjusted EBITDA 2.71x Adjusted S&P BBB+ Negative Moody’s Baa3 Stable See the Company’s Reg G reconciliation at end of presentation. Debt Maturities – in Millions

13 Improved Profitability and EPS Despite Top-Line Challenges Positive Effects from Restructuring and Productivity Improvements Utility segment returned to double-digit operating profit Good quality of earnings in Irrigation despite lower sales Strong Balance Sheet and Liquidity Free Cash Flow Exceeded Net Earnings Management Reaffirms EPS Guidance of 12-15% Improvement Over Adjusted 2015 EPS Summary – Positive Q1 Comparisons Despite Positive Q1 Comparisons Despite Headwinds in Irrigation and E&M

Valmont – Recast 2015 Segment Figures by Quarter

Unaudited and in 000's

For the First Quarter Ended March 28, 2015

Segment Operating Income Reconciliation	Engineered Support Structures	Energy & Mining	Utility Support Structures	Coatings	Irrigation	Other/ Corporate	TOTAL
Operating income (loss) - as reported	$ 9,450	$ 4,366	$ 15,357	$ 10,999	$ 30,174	$ (12,663)	$ 57,683
Restructuring expenses, pre-tax	475	310	-	-	-	-	785
Adjusted Operating Income	$ 9,925	$ 4,676	$ 15,357	$ 10,999	$ 30,174	$ (12,663)	$ 58,468
Sales, net of intercompany eliminations	170,798	88,012	176,052	61,813	172,853	870	670,398
Operating Income as a % of Sales	5.5%	5.0%	8.7%	17.8%	17.5%	NM	
Adjusted Operating Income as a % of Sales	5.8%	5.3%	8.7%	17.8%	17.5%	NM	

For the Second Quarter Ended June 27, 2015

Segment Operating Income Reconciliation	Engineered Support Structures	Energy & Mining	Utility Support Structures	Coatings	Irrigation	Other/ Corporate	TOTAL
Operating income (loss) - as reported	$ 16,289	$ 2,553	$ 10,400	$ 7,886	$ 31,865	$ (14,993)	$ 54,000
Restructuring expenses, pre-tax	3,029	1,541	2,455	4,769	349	2,130	14,273
Adjusted Operating Income	$ 19,318	$ 4,094	$ 12,855	$ 12,655	$ 32,214	$ (12,863)	$ 68,273
Sales, net of intercompany eliminations	196,622	86,250	162,655	63,916	171,545	1,134	682,122
Operating Income as a % of Sales	8.3%	3.0%	6.4%	12.3%	18.6%	NM	
Adjusted Operating Income as a % of Sales	9.8%	4.7%	7.9%	19.8%	18.8%	NM	

We believe it is useful when considering Company performance for the non-GAAP adjusted net earnings to be considered by management and investors with the related reported GAAP measures.

Valmont Industries, Inc. | 1 Q 2016

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15 Valmont – Recast 2015 Segment Figures (Cont.) Valmont – Recast 2015 Segment Figures (Cont.) For the Fourth Quarter Ended Dec. 26, 2015

16 Valmont – Calculation of Adjusted EBITDA and Leverage Ratio Valmont – Calculation of Adjusted EBITDA and Leverage Ratio Adjusted EBITDA 280,824